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                                                                  EXHIBIT 99.2

This is a form of a material change report required under Section 85(1) of the Securities Act and Section 151 of the Securities Rules.

                                     FORM 27

                                 SECURITIES ACT

              MATERIAL CHANGE REPORT UNDER SECTION 85(1) OF THE ACT

NOTE: This form is intended as a guideline. A letter or other document may be used if the substantive requirements of this form are complied with.

NOTE: Every report required to be filed under Section 85(1) of the Act shall be sent to the Commission in an envelope addressed to the Commission and marked "Continuous Disclosure".

NOTE: WHERE THIS REPORT IS FILED ON A CONFIDENTIAL BASIS PUT AT THE BEGINNING OF THE REPORT IN BLOCK CAPITALS "CONFIDENTIAL - SECTION 85", AND EVERYTHING THAT IS REQUIRED TO BE FILED SHALL BE PLACED IN AN ENVELOPE ADDRESSED TO THE SECRETARY OF THE COMMISSION MARKED "CONFIDENTIAL".

Item 1.  Reporting Issuer

         WSI Interactive Corp.

Item 2.  Date of Material Change

         May 31, 2000

Item 3.  Press Release

         The press release was issued on May 31, 2000 and disseminated through Canadian Corporate News.

Item 4.  Summary of Material Change

         WSi Interactive Corporation's 9 month revenues totaled $4.1 million. In the 3rd quarter of WSi's first year as a public company, revenue totaled $1.2 million. The year to date net loss of $217,000 is after a charge for depreciation and amortization of $399,000. Assets grew from $3.9 million to $8 million during the quarter.


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Item 5   Full Description of Material Change

         WSi Interactive Corporation's 9 month revenues totaled $4.1 million. In the 3rd quarter of WSi's first year as a public company, revenue totaled $1.2 million. The year to date net loss of $217,000 is after a charge for depreciation and amortization of $399,000. Assets grew from $3.9 million to $8 million during the quarter.

         With ongoing revenue from WSi's network of online businesses, as well as revenue from web and marketing service activities, management is confident that the fiscal year goal of revenue of $6 million will be met by June 30, 2000. In the direct marketing division, the lottery project is now fully underway and billings for this project are expected to be a minimum of $1.5 million for the fourth quarter.

         Shareholder Update

         Since the beginning of this fiscal year, WSi has grown from less than 20 employees to its current 86 employees and eleven Internet businesses in various stages of development. Not surprisingly, this rate of growth was not without some pain.

         The last quarter has been pivotal for WSi, and it is beginning to mature as an organization. Management has recognized the need to ensure clarity of vision and a culture to support such rapid growth. Considerable time and effort have been devoted to corporate restructuring and the creation of an environment that is conducive to good communication; an environment in which every individual has the ability to contribute fully to the growth of the organization. As part of this process, all employees have contributed to the creation of WSi's vision.

                                  WSi's Vision

         WSi will be recognized as the best "total solution" Internet business incubation partner. WSi will strive to be the leading resource for Internet entrepreneurs and their companies to find top quality business, marketing and technological expertise, people and venture capital.

         While WSi is pursuing a strategy of steady profitable growth and remains focused on the development of proprietary Internet businesses, it is balancing this work with revenue-generating projects for third parties.

         WSi has spent significant amounts improving its infrastructure. Since the beginning of the year, $300,000 has been invested in hardware and software for the web development team. As part of WSi's physical expansion, there are currently 32 workstations for programmers, designers and other web development personnel. The production department now operates as a stand-alone profit center. Approximately $800,000 of improvements have been made to server hardware,


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         strengthening WSi's ability to handle increasing traffic to its businesses and facilitate WSi's convergence technology strategy.

         In April, WSi also became a partner of IBM Canada. This alliance with IBM allows WSi to take on business projects of virtually unlimited scope using IBM's software solutions.

         In the last quarter, WSi has made investments in Flashcandy.com and Nurv Media, and formed a joint venture with RG Diamonds Inc. to build two diamond e-commerce sites. WSi also started a new division, DNS Media, which is a full-service media streaming solutions company to service the broadcast markets in the United States and Canada. DNS Media Inc. intends to launch a broadband video delivery network through strategic relationships it is currently developing.

         Seasoned teams have been assigned to Targetpacks.com, Healthcreator.com, and the hospitality vertical. WSi plans to find suitable public vehicles for Healthcreator.com and the hospitality vertical to raise further development funding. It is anticipated that investments in convergence technologies, a major priority for WSi, will benefit the growth of Targetpacks.com.

         InvestmentWorldNews.com's debut issue was a success and will continue to be expanded and published, while at the same time serving to significantly increase WSi's subscriber database.

         The new corporate culture at WSi has also resulted in an increased awareness of the financial objectives for the various projects WSi has, and a more stringent process of due diligence has been implemented to review the steadily increasing flow of Internet businesses and other opportunities. In light of this new approach to managing growth, WSi's involvement in certain projects is under review, and in some cases projects have been terminated.

         In March, WSi announced that it was selling its Stocksecrets.com business to a US public company, Internetfinancialcorp.com, the shares of which trade on the OTC Bulletin Board market with ticker symbol "IFAN". It was a condition of the transaction that IFAN would conclude a US$1 million financing which would be used to develop and run the Stocksecrets.com business. IFAN has now advised WSi that its previously announced US$1 million financing is not proceeding. Consequently, WSi is not going forward with this sale. Despite IFAN's default, the business of Stocksecrets is moving forward according to plan and continues to generate revenue. WSi is currently considering alternative options for the future spin off of Stocksecrets and will announce any material information at the appropriate time.

         Also in March, WSi announced that it had entered into letters of intent for the exclusive rights to a broadband telecommunications system from Global Communications Inc. for Washington State and Canada. It was announced that the transactions were subject to various conditions in favor of WSi, including due diligence reviews and the entering into formal license agreements with Global


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         Communications. To date, WSi has not received the necessary due diligence information and no formal license agreements have been entered into. Consequently, WSi is currently looking for other opportunities in the broadband and wireless sectors.

         In other news, the private placement previously announced on April 25th at $C2.15 is not proceeding at this time due to the recent volatility in the market. Walter Maughan has resigned as a director of the Company. Management of WSi wishes to thank him for his contribution in this past exciting year.

         On behalf of the entire WSi team, we thank you, our shareholders, for your continued support. We believe your company is taking the necessary actions to continue our successful growth. We look forward to providing you with our fourth quarter update and a copy of our first annual report this fall.

Item 6.  Reliance on Section 85(2) of the Act

         Nothing in this form is required to be maintained on a confidential basis.

Item 7.  Omitted Information

         Not applicable.

Item 8.  Senior Officer

         James L. Harris, Secretary

         Telephone No. (604) 609-3068

Item 9.  Statement of Senior Officer

         The foregoing accurately discloses the material change referred to herein.


DATED this 31st day of May, 2000                   WSI Interactive Corp.


                                                   By: /s/ James L. Harris
                                                       -------------------------
                                                       James L. Harris


                                                   Secretary
                                                   -----------------------------
                                                   (Official Capacity)